EXHIBIT 10.20

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 24, 2022 (this “Agreement”), by and between Tyme Technologies, Inc., a Delaware corporation (the “Company”), and Steve Hoffman (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the Beneficial Owner (as defined below) of a number of shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”), which the parties believe to be 21,116,316 shares of Common Stock representing approximately 12.3% of the issued and outstanding Common Stock as of the date hereof, and held of record or in “street name”; and

WHEREAS, in connection with the end of Stockholder’s employment with the Company, the Stockholder has agreed to enter into this Agreement with respect to all the Voting Securities Beneficially Owned by Stockholder, and any Voting Securities which Stockholder may acquire after the date of this Agreement, by the Stockholder and its Affiliates (the “Stockholder Securities”), if any.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDER

SECTION 1.01. Grant of Proxy. Simultaneously with the execution and delivery of this Agreement by Stockholder, Stockholder shall execute and deliver a Form of Proxy (the “Executed Form of Proxy”), in the form attached as Exhibit A to this Agreement, granting to any designee of the Board of Directors of the Company (the “Board”), with full powers of substitution and resubstitution (the “Designated Proxy”), an irrevocable proxy (the “Proxy”) with respect to any meeting of the stockholders of the Company held during the Term, however called (including any adjournment or postponement thereof), and in any action by written consent of the Company’s stockholders, to: (A) appear at such meeting, by person or by proxy, on behalf of Stockholder or otherwise cause the Stockholder Securities to be counted as present thereat for purposes of establishing quorum and (B) vote the Stockholder Securities (i) in favor of the nominees for director recommended by the Board, (ii) against or withhold from voting in favor of the election of any nominee for director not approved, recommended and nominated by the Board for election at any such meeting, (iii) against any removal of any director of the Board, and (iv) in accordance with the Board’s recommendation with respect to any other matter presented at any such meeting or such action by written consent.

SECTION 1.02.  Right to Transfer Stockholder Securities Without Stockholder Securities Continuing to be Subject to the Proxy.  Notwithstanding anything to the contrary contained in this Agreement or otherwise, Stockholder may sell, transfer, assign or otherwise dispose (each, a “Transfer”) any or all of the Stockholder Securities which Stockholder, at the time of such Transfer, has the right to Transfer pursuant to Rule 144 promulgated under the

Securities Act of 1933, as amended (“Rule 144”)), without requiring the transferee thereof or such Stockholder Securities to remain subject to this Agreement and, upon such a Transfer, the Stockholder Securities subject to such Transfer shall no longer be deemed Stockholder Securities; provided, however, that, if the Transfer is not made pursuant to Rule 144 or is made to an Affiliate of Stockholder, the Stockholder Securities subject to such Transfer shall remain subject to the provisions of this Agreement and the transferee to whom such Stockholder Securities were transferred shall be subject to this Article 1 as if such transferee was the Stockholder, except that, if a Transfer is made to a bona fide third party (including pursuant to a private sale to a non-Affiliate) following closing of a transaction contemplated by the Company’s engagement of an investment bank to explore strategic alternatives for the Company that requires approval of the Company’s stockholders, such Transfer can be made without requiring the transferee thereof or such Stockholder Securities to remain subject to this Agreement and, upon such a Transfer, the Stockholder Securities subject to such Transfer shall no longer be deemed Stockholder Securities.

SECTION 1.03.  Proxy; Reliance. Stockholder, on Stockholder’s behalf and on behalf of Stockholder’s Affiliates, hereby revokes any and all prior proxies or powers of attorney granting voting power in respect of any of the Stockholder Securities.

SECTION 1.04. No Inconsistent Arrangements. Stockholder shall not, during the Term, (i) grant any proxy, power-of-attorney or other authorization in or with respect to the Stockholder Securities that is inconsistent with this Agreement, (ii) deposit the Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect thereto if such deposit or voting agreement or arrangement would prevent compliance with this Agreement, or (iii) take any other action that would in any way prevent the performance of Stockholder’s obligations hereunder; provided, however, that a Transfer shall not be deemed an action that would in any way prevent the performance of Stockholder’s obligations hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Company as follows:

SECTION 2.01. Authority Relative to this Agreement. The Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally, the enforcement of creditors’ and other obligees’ rights and (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought.

SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, (i)

conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Stockholder Securities owned by the Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Stockholder Securities owned by the Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Stockholder Securities owned by the Stockholder is bound.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by the Stockholder.

SECTION 2.03. Title to the Stock. The parties (x) agree that, as of the date hereof, the Stockholder (including Stockholder’s Affiliates) is the Beneficial Owner of certain shares of Common Stock, and (y) believe that the number of such shares is 21,116,316.  In the event the number of Stockholder Securities Beneficially Owned by Stockholder is less or more than such 21,116,316 shares, such actual number (subject to any Transfers made by Stockholder after the date of this Agreement) shall be subject to the Proxy and this Agreement, with the intention of both parties that all Voting Securities Beneficially Owned by Stockholder as of the record date of any Company stockholder meeting or written consent shall be subject to the Proxy.  Stockholder represents that all of such Voting Securities Beneficially Owned by Stockholder are owned free and clear of all encumbrances and that Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or any of securities of the Company owned by the Stockholder.

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Further Assurances. The Stockholder shall execute and deliver such further documents and instruments and take all further action as may be reasonably necessary to consummate the transactions contemplated hereby.

SECTION 3.02. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof which would not be adequately compensable by money damages. Accordingly, the Company shall be entitled to specific performance of the terms hereof. The foregoing right shall be in addition to such other rights or remedies at law or in equity that may be available, including the recovery of money damages. The prevailing party shall be entitled to its reasonable attorneys’ fees in any action brought to enforce this Agreement.

SECTION 3.03. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 3.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 3.05. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each of the Company and the Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 3.06. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

SECTION 3.07. Term. This Agreement shall continue from the date hereof until the first to occur of the following (the “Term”): (i) termination by the written mutual consent of all of the parties hereto, and (ii) March 24, 2023. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.  Notwithstanding anything to the contrary contained in this Agreement, the Proxy and the Executed Form of Proxy shall only become effective and may be utilized as contemplated by this Agreement on or after the date on which Stockholder has received the Severance Payment (as such capitalized term is defined in the Release Agreement dated of even date herewith by and between the Company and Stockholder (the “Release Agreement”)).

SECTION 3.08.  Certain Definitions. For purposes of this Agreement:

(a)  “Affiliate” has the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Affiliates of any person or entity referred to in this Agreement; provided, however, that this term shall refer only to Affiliates controlled by the Stockholder.

(b) “Beneficial Ownership” means having the right or ability to vote, cause to be voted or control or direct the voting of any Voting Securities (in each case whether directly or indirectly, including pursuant to any agreement, arrangement or understanding, whether or not in writing). A person shall be deemed to be the “Beneficial Owner” of, or to “Beneficially Own,” any securities that such person has Beneficial Ownership of.

(c) “Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.

SECTION 3.9. Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Agreement will be in writing and will be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section):

If to Company:

Tyme Technologies, Inc.

1 Pluckemin Way – Suite 103

Bedminster, New Jersey 07921

Attention: Jim Biehl

Email: jim.biehl@tymeinc.com

If to Stockholder:

Mr. Steven Hoffman

c/o Tyme Technologies, Inc.
1 Pluckemin Way – Suite 103

Bedminster, New Jersey 07921

With a copy to (which shall not constitute notice hereunder):

Keith S. Braun, Esq.

Moritt Hock & Hamroff LLP

400 Garden City Plaza

Garden City, New York 11530

kbraun@moritthock.com

SECTION 3.10. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholder with respect to the subject matter hereof.

SECTION 3.11 Counterparts; Electronic Transmission. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. Any signature to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

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IN WITNESS WHEREOF, the Stockholder and the Company have duly executed this Voting Agreement as of the date first written above.

THE COMPANY:

TYME TECHNOLOGIES, INC.

By:	/s/ James Biehl
Name: James Biehl
Title: Chief Legal Officer

STOCKHOLDER: /s/ Steven Hoffman Steve Hoffman

[Signature Page to Voting Agreement]

EXHIBIT A

Form of Proxy

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Tyme Technologies, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”)) appoints Richie Cunningham and Jim Biehl, and each of them, or any other designee of the Board of Directors of the Company, as the sole and exclusive attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the Stockholder is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be owned beneficially or of record by the Stockholder, and any and all other shares or securities of the Company issued or issuable in respect thereof, or otherwise acquired by the Stockholder on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy, unless and until the Expiration (as defined below).  The Shares owned beneficially or of record by the Stockholder as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy.  Notwithstanding anything to the contrary contained in this Irrevocable Proxy, only those Shares constituting Stockholder Securities under the Voting Agreement (as such capitalized term is defined below) as of the date of an exercise of the rights conferred by this Irrevocable Proxy are subject to this Irrevocable Proxy for purposes of such exercise.  Upon the Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies or powers of attorney granting voting power in respect of any Shares given by the Stockholder with respect to any Shares are hereby revoked and the Stockholder agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration (as defined below).

This Irrevocable Proxy is irrevocable (to the fullest extent provided by the DGCL unless and until the Expiration (as defined below)), is coupled with an interest, is granted pursuant to the Voting Agreement dated of even date herewith by and among the Company and the Stockholder (the “Voting Agreement”), and is granted in consideration of the Stockholder entering into the Release Agreement dated of even date herewith by and among the Stockholder and the Company (the “Release Agreement”).  As used herein, the term “Expiration” shall mean the end of the Term of the Voting Agreement.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Expiration, to act as the Stockholder’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the Stockholder with respect to the Shares (including, without limitation, the power to execute and deliver written consents, certificates or other documents that the DGCL may permit or require) at any meeting of the stockholders of the Company (including any adjournment or postponement thereof), however called, and in any action by written consent of the Company’s stockholders in favor of the matters set forth in Section 1.01 of the Voting Agreement.

All authority herein conferred shall survive the death or incapacity of the Stockholder and any obligation of the Stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Stockholder.

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable; provided, however, notwithstanding anything to the contrary contained in this Irrevocable Proxy, this Irrevocable Proxy shall only become effective and may only be utilized on or after the date on which Stockholder has received the Severance Payment (as such capitalized term is defined in the Release Agreement).

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[SIGNATURE PAGE TO THIS PROXY FOLLOWS]

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Any obligation of the undersigned hereunder shall be binding upon the heir, personal representatives, successors and assigns of the undersigned.  THIS PROXY IS IRREVOCABLE.

STOCKHOLDER: Steve Hoffman

Dated:March 24, 2022

Number and Class(es) of Shares Held Beneficially or of Record by Shareholder:

21,116,316  Shares of Common Stock owned beneficially or of record.

[Signature Page to Irrevocable Proxy]